SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2000

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 636-1000

Not applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events

The Dow Chemical Company issued a press release on June 14, 2000, the text of which is as follows:

Dow and Union Carbide Anticipate

Third Quarter Completion of Merger

MIDLAND, MICH. AND DANBURY, CONN. (June 14, 2000) The Dow Chemical Company (NYSE: DOW) and Union Carbide Corporation (NYSE: UK) today announced an expected third quarter close of the proposed merger. The companies are currently working to receive clearance from the U.S. Federal Trade Commission and the Canadian Competition Bureau. They received final approval of the merger from the European Commission (EC), subject to certain conditions, on May 3 and have already initiated steps to fulfill those conditions.

"We have been working diligently with the regulatory authorities and are making good progress," said William S. Stavropoulos, Dows president and chief executive officer. "Transactions of this size and complexity that involve technology, typically take longer than one might initially expect, but we are confident we can bring this to resolution within a short timeframe." He added, "Completing the transaction as early as is practical is our goal, so that the merger can deliver value to shareholders of both companies."

For more background information about the proposed merger, visit www.dow.com or www.unioncarbide.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY

Registrant

/s/ J. PEDRO REINHARD

J. Pedro Reinhard

Executive Vice President and

Chief Financial Officer

Date: June 14, 2000